EXHIBIT 23.1







                 Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 22, 2002, with respect to the consolidated financial statements of The Davey Tree Expert Company included in this Annual Report (Form 10-K) for the year ended December 31, 2001, in the following Registration Statements and in the related
Prospectuses:

Registra
  tion                                    Description of
  Number  Registration
          Statement

33-21072  The Davey Tree Expert Company 1987 Incentive Stock
          Option Plan - Form S-8

33-28041  The Davey Tree Expert Company 1989 Stock
          Subscription Plan - Amendment No. 2 to Form S-2

33-59347  The Davey Tree Expert Company 1994 Omnibus Stock
          Plan - Form S-8

  333-    The Davey 401KSOP and ESOP - Form S-8
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        /s/ Ernst & Young LLP

Akron, Ohio
March 25, 2002